UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2005

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01. Other Events.

On May 5, 2005, LMI Aerospace, Inc. issued a press release announcing a conference call to discuss its financial performance during the quarter ended March 31, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Text of press release dated May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2005

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief financial Officer and Secretary

EXHIBIT 99.1

Contact:
Ed Dickinson, Chief Financial Officer
636.916.2150

FOR IMMEDIATE RELEASE

LMI AEROSPACE ANNOUNCES 2005 FIRST QUARTER RESULTS CONFERENCE CALL
Call to be morning of May 13, 2005

ST. LOUIS, May 5, 2005 - LMI Aerospace, Inc. (Nasdaq: LMIA), a leading provider of assemblies, kits and detail sheet metal and machined components to the aerospace, defense and technology industries, will release its 2005 first quarter results on Thursday, May 12, 2005. A conference call with Ronald S. Saks, CEO of LMI Aerospace, will be held on May 13, 2005, at 9:00 AM CDT.

To participate in the conference call, dial 800-938-0653, approximately five minutes before the calls scheduled time. Mr. Saks will discuss the first quarter results for 2005.

A recording of the call will be available on the LMI web site, http://www.lmiaerospace.com, until July 15, 2005.

LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates eight manufacturing facilities that fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser equipment used in the semiconductor and medical industries, and for the commercial sheet metal industries.

This press release includes forward-looking statements related to LMI Aerospace’s outlook for 2005, which are based on current management expectation. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace’s filing with the Securities and Exchange Commission, including those factors contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

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